Exhibit 23.1

Stephen M. Maggart, CPA, ABV, CFF
J. Mark Allen, CPA
Michael T. Holland, CPA, ABV, CFF
M. Todd Maggart, CPA, ABV, CFF
Michael F. Murphy, CPA
P. Jason Ricciardi, CPA, CGMA
David B. von Dohlen, CPA
T. Keith Wilson, CPA, CITP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Reliant Bancorp, Inc. of our report dated March 16, 2018, related to the consolidated balance sheets of Reliant Bancorp, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, which appears in the annual report on Form 10-K for the year ended December 21, 2017, as filed with the Securities and Exchange Commission.

/s/ Maggart & Associates, P.C.

Nashville, Tennessee
December 19, 2018

1201 DEMONBREUN STREET ▪ SUITE 1220 ▪ NASHVILLE, TENNESSEE 37203-3140 ▪ (615) 252-6100 ▪ Fax ▪ (615) 252-6105 www.maggartpc.com